Exhibit 99.1

 Annaly Mortgage Management, Inc. Announces 2nd Quarter 2005 Earnings

    NEW YORK--(BUSINESS WIRE)--July 26, 2005--Annaly Mortgage Management, Inc. (NYSE: NLY) today reported net income for the quarter ended June 30, 2005 of $47.0 million, or $0.36 basic net income per share available to common shareholders, as compared to $63.8 million or $0.52 basic net income per share available to common shareholders for the quarter ended June 30, 2004 and $59.3 million, or $0.46 basic net income per share available to common shareholders for the quarter ended March 31, 2005.
    The Company was able to provide an annualized return on average equity of 11.36% for the quarter ended June 30, 2005, as compared to 15.76% for the quarter ended June 30, 2004 and 14.34% for the quarter ended March 31, 2005. Common dividends declared for the quarter ended June 30, 2005 were $0.36 per share, as compared to $0.48 per share for the quarter ended June 30, 2004 and $0.45 per share for the quarter ended March 31, 2005. The annualized dividend yield on common stock for the quarter, based on the June 30, 2005 closing price of $17.93, was 8.03%.
    "The short term results of Annaly reflect the persistence of current market conditions," said Michael A.J. Farrell, Chairman, Chief Executive Officer and President of the Company. "Financial institutions of all stripes are finding their performances affected by the steady drumbeat of Federal Reserve rate increases coupled with long-term interest rates remaining in a narrow and low trading range. As legacy portfolios and investment strategies adapt to the lower profit potential in this environment, the return expectations of investors have been managed accordingly. Nevertheless, our company continues to deliver competitive results. We are excited about opportunities for new capital in our strategy, and our success in growing assets under management at FIDAC, our registered investment advisor subsidiary, is a testament to the market's understanding that the opportunities for new capital in our strategy are compelling."
    For the quarter ended June 30, 2005, the annualized yield on average earning assets was 3.63% and the annualized cost of funds on the average repurchase balance was 3.03%, which equates to an interest rate spread of 0.60%. This is a 94 basis point decrease over the 1.54% annualized interest rate spread for the quarter ended June 30, 2004 and a 58 basis point decrease over the 1.18% annualized interest rate spread for the quarter ended March 31, 2005. For the quarter ended June 30, 2004, the annualized yield on average earning assets was 2.94% and the annualized cost of funds on the average repurchase balance was 1.40%. For the quarter ended March 31, 2005, the annualized yield on average earning assets was 3.75% and the annualized cost of funds on the average repurchase balance was 2.57%. At June 30, 2005, the annualized yield on earning assets was 3.78% and the annualized cost of funds on the repurchase balance was 3.20%, which equates to an interest rate spread of 0.58%.
    For the quarters ended June 30, 2005, June 30, 2004, and March 31, 2005, the Company's gain on sale of Mortgage-Backed Securities was $11.4 million, $2.1 million, and $580,000, respectively .
    The Constant Prepayment Rate was 27% during the second quarter of 2005, as compared to 33% during the second quarter of 2004, and 25% during the first quarter of 2005. The weighted average purchase price of the Company's portfolio was 102.2 at June 30, 2005, 102.4 at June 30, 2004 and 102.3 at March 31, 2005. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended June 30, 2005, June 30, 2004, and March 31 2005 was $42.7
million, $56.1 million, and $36.1 million, respectively. The total net unamortized premium at June 30, 2005, June 30, 2004, and December 31, 2004 was $401.4 million, $384.7 million, and $416.5 million, respectively. Leverage at June 30, 2005 was 10.1:1, in comparison to 9.9:1 at June 30, 2004 and 10.8:1 at March 31, 2005.
    "Our team has done a fine job through this challenging environment," said Wellington Denahan-Norris, Vice Chairman and Chief Investment Officer of Annaly. "Our net interest spread narrowed in the quarter as a portion of our repurchase agreements rolled into the new interest rate environment and higher amortization expense lowered yields. We continue to manage the portfolio to perform in a wide range of interest rate environments, including the one we are in, by executing our barbell strategy of maintaining a mix of fixed-rate and adjustable- and floating-rate mortgage-backed securities. In this strategy, there will be short-term volatility in results as the portfolio adapts to changing market conditions, but over the long-term this process of adapting--through coupons resetting, reinvestment of principal and harvesting of gains--is designed to provide returns that are competitive."
    General and administrative expenses as a percentage of average assets were 0.14%, 0.13%, and 0.14% for the quarters ended June 30, 2005, June 30, 2004, and March 31, 2005, respectively. In addition, the Company's Dividend Efficiency Ratio, calculated as general and administrative expenses divided by dividends paid, was 14.2%, 9.8%, and 11.4% for the quarters ended June 30, 2005, June 30, 2004, and March 31, 2005, respectively.
    At June 30, 2005, June 30, 2004, and March 31, 2005, the Company had a common stock book value per share of $12.43, $12.07, and $11.81, respectively. The Company classifies all investment securities as "available for sale," thus requiring the Company to record the entire portfolio at market value. Fixed rate securities comprised approximately 33% of the Company's portfolio at June 30, 2005. The balance of the portfolio was comprised of 63% adjustable rate mortgages and 4% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of June 30, 2005, all of the assets in the Company's portfolio were FNMA, GNMA, FHLMC mortgage-backed securities, and agency debentures, which carry an actual or implied "AAA" rating.
    At June 30, 2005, FIDAC, Annaly's wholly-owned registered investment advisor, had under management approximately $3.1 billion in net assets and $27.8 billion in gross assets, as compared to $2.3 billion in net assets and $18.6 billion in gross assets at March 31, 2005 and $1.9 billion in net assets and $15.9 billion in gross assets at December 31, 2004. For the quarter ended June 30 2005, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $7.5 million, as compared to $4.7 million for the quarter ended March 31, 2005. FIDAC, organized as a taxable REIT subsidiary of Annaly, generally receives net investment advisory fees of approximately 10 to 20 basis points of the gross assets it manages, assists in managing or supervises.
    "With strong momentum in the second quarter, FIDAC's net and gross assets under management have grown since year-end 2004 by 63% and 75%, respectively," said Mr. Farrell. "Growth has come in both existing funds and new funds, as we continue to work to deliver high current income using high credit-quality assets. This investment proposition is finding acceptance with investors in the US and around the world, and we believe we are well-positioned to continue to grow our asset management business."
    Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 122,554,831 shares of common stock outstanding.
    The Company will hold the second quarter 2005 earnings conference call on Wednesday, July 27, 2005 at 10:00 a.m. EST. The number to call is 1-866-700-7101 for domestic and 1-617-213-8837 for international calls and the pass code is 63224598. The re-play number is 1-888-286-8010 for domestic and 1-617-801-6888 for international calls and the pass code is 38606574. There will be a web cast of the call on www.annaly.com which will be available for 48 hours. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.
    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, FIDAC's clients' removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.




                   ANNALY MORTGAGE MANAGEMENT, INC.
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)


              June 30,    March 31,   Dec. 31,   Sept. 30,   June 30,
                2005        2005        2004       2004        2004
            (Unaudited) (Unaudited)            (Unaudited) (Unaudited)
          ------------------------------------------------------------

ASSETS

Cash and cash
 equivalents    $3,669      $2,417      $5,853      $6,772      $4,499
Mortgage-Backed
 Securities, at
 fair
 value      19,165,744  18,702,470  19,038,386  17,571,593  16,142,801
Agency Debentures,
 at fair
 value         391,092     388,593     390,509     639,437     978,994
Receivable for
 Mortgage-Backed
 Securities sold     -           -       1,025           -           -
Accrued interest
 receivable     87,960      80,172      81,557      74,291      74,874
Receivable for
 advisory and
 service fees    4,334       2,883       2,359       1,637       1,644
Intangible for
 customer
 relationships  15,552      15,613      15,613      15,613      15,613
Goodwill        23,122      23,122      23,122      23,122      22,905
Other assets     1,472       1,873       1,875       1,371       1,427
             ---------------------------------------------------------

Total
 assets    $19,692,945 $19,217,143 $19,560,299 $18,333,836 $17,242,757
           ===========================================================

LIABILITIES AND
 STOCKHOLDERS'
 EQUITY

Liabilities:
Repurchase
agreements $17,251,594 $17,438,609 $16,707,879 $15,579,196 $15,342,123
 Payable for
  Mortgage-Backed
  Securities
  purchased    659,325      75,165   1,044,683     999,380     263,207
 Accrued
  interest
  payable       29,654      33,770      35,721      24,483      19,959
 Dividends
  payable       44,120      54,575      60,632      60,618      57,674
 Other
  liabilities    1,241       1,569       2,819       4,061       3,294
 Accounts
  payable        6,523       4,079       8,095       6,508       3,989
            ----------------------------------------------------------

Total
liabilities 17,992,457  17,607,767  17,859,829  16,674,246  15,690,246
            ----------------------------------------------------------

Stockholders'
 Equity:
   7.875% Series A
   Cumulative
   Redeemable
   Preferred
   Stock:
   8,000,000
   authorized,
   7,412,500,
   7,412,500,
   4,250,000,
   4,250,000, and
   4,250,000
   shares issued
   and
   outstanding,
   respectively  177,088   177,077     177,077     102,708     102,708
  Common stock:
   par value $.01
   per share;
   500,000,000
   authorized,
   122,554,831,
   121,277,698,
   121,263,000,
   121,235,702,
   and
   120,148,709
   shares
   issued and
   outstanding,
   respectively  1,226       1,213       1,213       1,212       1,201
  Additional
   paid-in
   capital   1,662,347   1,638,911   1,638,635   1,638,309   1,620,666
  Accumulated
   other
   comprehensive
   loss       (144,853)   (213,280)   (120,800)    (91,987)  (177,489)
  Retained
   earnings      4,680       5,455       4,345       9,348       5,425
             ---------------------------------------------------------

Total
 stockholders'
 equity      1,700,488   1,609,376   1,700,470   1,659,590   1,552,511
             ---------------------------------------------------------

Total liabilities
 and stockholders'
 equity    $19,692,945 $19,217,143 $19,560,299 $18,333,836 $17,242,757
           ===========================================================


                   ANNALY MORTGAGE MANAGEMENT, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                              (UNAUDITED)
                        (dollars in thousands)

                                  For the quarter  ended
             June 30,   March 31,  December 31, September 30, June 30,
               2005        2005        2004        2004        2004
             ---------------------------------------------------------

Interest
 income       $171,595    $176,289    $156,783    $138,970    $122,234

Interest
 expense       133,758     113,993      93,992      70,173      55,648
             ---------------------------------------------------------

Net interest
 income         37,837      62,296      62,791      68,797      66,586
             ---------------------------------------------------------

Other income
  Investment
   advisory and
   service fees  9,669       6,309       6,143       4,811       1,558
  Gain on sale of
   Mortgage-Backed
   Securities   11,435         580       1,144       1,350       2,126
              --------------------------------------------------------

     Total other
      income    21,104       6,889       7,287       6,161       3,684
              --------------------------------------------------------

Expenses
  Distribution
  fees           2,126       1,610       1,538       1,024         298
  General and
   administrative
   expenses      6,800       6,664       6,862       6,159       5,643
              --------------------------------------------------------

     Total
      expenses   8,926       8,274       8,400       7,183       5,941
              --------------------------------------------------------

Income before
 income taxes   50,015      60,911      61,678      67,775      64,329

Income taxes     3,022       1,578       2,384       1,155         494
              --------------------------------------------------------

Net income      46,993      59,333      59,294      66,620      63,835

Dividend on
 preferred stock 3,648       3,648       3,665       2,082       1,998
              --------------------------------------------------------

Net income
 available to
 common
 shareholders  $43,345     $55,685     $55,629     $64,538     $61,837
             =========================================================

Net income per
 share available
 to common
 shareholders:
  Basic          $0.36       $0.46       $0.46       $0.53       $0.52
             =========================================================

  Diluted        $0.36       $0.46       $0.46       $0.53       $0.52
             =========================================================

Weighted average
 number of shares
 outstanding:
  Basic    121,740,256 121,270,867 121,246,246 120,802,814 118,276,509
           ===========================================================

  Diluted  122,013,050 121,564,320 121,514,941 120,994,191 118,469,756
           ===========================================================

Net income     $46,993     $59,333     $59,294     $66,620     $63,835
           -----------------------------------------------------------
Comprehensive
 income (loss):
  Unrealized gain
   (loss) on
   available-for-
   sale
 securities     79,862     (91,900)    (27,669)     86,852   (179,863)
  Less:
   reclassification
   adjustment for
   net gains
   included in
   net income  (11,435)       (580)     (1,144)     (1,350)    (2,126)
           -----------------------------------------------------------
   Other
    comprehensive
    income
    (loss)      68,427     (92,480)    (28,813)     85,502   (181,989)
           -----------------------------------------------------------
Comprehensive
 income
 (loss)       $115,420    ($33,147)    $30,481    $152,122  ($118,154)
           ===========================================================

                   ANNALY MORTGAGE MANAGEMENT, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                              (UNAUDITED)
                        (dollars in thousands)

                                              For the six months ended
                                                June 30,    June 30,
                                                  2005        2004
                                              ------------------------

Interest income                                  $347,884    $236,575

Interest expense                                  247,751     105,951
                                              ------------------------

Net interest income                               100,133     130,624
                                              ------------------------

Other income
  Investment advisory and service fees             15,978       1,558
  Gain on sale of Mortgage-Backed Securities       12,016       2,721
                                              ------------------------

     Total other income                            27,994       4,279
                                              ------------------------

Expenses
  Distribution fees                                 3,737         298
  General and administrative expenses              13,464      11,008
                                              ------------------------

     Total expenses                                17,201      11,306
                                              ------------------------

Income before income taxes                        110,926     123,597

Income taxes                                        4,600         919
                                              ------------------------

Net income                                        106,326     122,678

Dividend on preferred stock                         7,297       1,998
                                              ------------------------

Net income available to common shareholders       $99,029    $120,680
                                              ========================

Net income per share available to common
 shareholders:
  Basic                                             $0.82       $1.05
                                              ========================

  Diluted                                           $0.81       $1.04
                                              ========================

Weighted average number of shares outstanding:
  Basic                                       121,506,858 115,391,357
                                              ========================

  Diluted                                     121,785,918 115,659,173
                                              ========================

Net income                                       $106,326    $122,678
                                              ------------------------
Comprehensive income (loss):
  Unrealized gain (loss) on available-for-sale
   securities                                     (12,037)   (127,507)
  Less:  reclassification adjustment for net
   gains
     included in net income                       (12,016)     (2,721)
                                              ------------------------
   Other comprehensive income (loss)              (24,053)   (130,228)
                                              ------------------------
Comprehensive income (loss)                       $82,273     ($7,550)
                                              ========================


    CONTACT: Annaly Mortgage Management, Inc.
             Investor Relations
             1-888-8Annaly
             www.annaly.com